                                                                    EXHIBIT 10.2



                          LOAN AND SECURITY AGREEMENT

        This Loan and Security Agreement ("Loan Agreement") is made as of July 12, 2001 by and between New Focus, Inc., a Delaware corporation ("Company"), and KENNETH E. WESTRICK ("Employee") and his wife KIRSTEN V. WESTRICK (Employee and his wife jointly and severally, ("Borrowers").

                                    Recitals

        A. Employee is employed by the Company in the capacity of President and Chief Executive Officer.

        B. The Board of Directors of the Company has agreed to loan to the Borrowers the principal sum of $2.125 million on the terms set forth herein.

        C. The Borrowers desire to incur payment and other obligations to the Company pursuant to this Loan Agreement and a promissory note, in the form attached hereto as Exhibit A (the "Note"), to be issued by the Borrowers to the Company.

        NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Loan. The Company will lend to Borrowers the amount of Two Million One Hundred Twenty-Five Thousand Dollars ($2,125,000) (the "Loan") pursuant to the Note, and on the terms and conditions set forth herein.

        2. Conditions Precedent. The Company's obligation to extend the loan to Borrowers pursuant to this Agreement is expressly conditioned upon the satisfaction of or waiver by the Company of the following conditions precedent:

               (a) Borrowers shall have delivered to the Company one fully executed original promissory note in the amount of Two Million One Hundred Twenty-Five Thousand Dollars ($2,125,000) in the form attached hereto as Exhibit A (the "Note").

               (b) Borrowers shall have executed and delivered to the Company a Pledged Collateral Account Control Agreement attached (the "Account Control Agreement"), which apply to all of the shares of capital stock of the Company currently owned by Borrowers and Employee, including any shares of capital stock of the Company acquired by Employee at any time prior to the full repayment of the Note.

        3. Creation and Description of Security Interest. In consideration of the loan of money pursuant to this Loan Agreement and the Note between the Borrowers and the Company, the

Borrowers, pursuant to the California Commercial Code, hereby pledge all of their right, title, and interest in (i) all of the shares of Common Stock of the Company held legally or beneficially by Borrowers and all shares of capital stock of the Company which Employee acquires prior to the full repayment of the Note, whether certificated or uncertificated, of the Company now owned or hereafter acquired held in any securities account or otherwise, wherever located (the "Shares"), and including any proceeds resulting from the sale or disposition of the Shares; and (ii) all now existing and hereafter arising securities accounts in which the Shares are held, but only to the extent of the Shares held in the account (collectively, the "Collateral").

        4. Collateral. The Collateral is either represented by share certificates which Borrowers have duly endorsed in blank or with executed Stock Assignments, or is held in a securities account subject to an Account Control Agreement. The Borrowers have delivered to the Company any stock certificates together with the executed Stock Assignments and Account Control Agreement. The Collateral shall be held as security for the Note and any extensions or renewals thereof.

        5. Borrowers' Representations and Warranties. Borrowers hereby severally make the following representations and warranties to the Company, which representations and warranties shall be true and correct as of the date hereof, and Borrowers acknowledge that the Company is relying on such representations in entering into this Agreement and making the loan:

               (a) To Borrowers' knowledge there are no material actions, proceedings, claims or disputes pending or, to Borrowers' knowledge, threatened against or affecting Borrowers other than putative securities class actions filed against the Company and several of its officers and directors, including Employee, and a shareholder derivative action filed purportedly on behalf of the Company against several of its officers and directors, including Employee.

               (b) As of the date hereof, the consent of no other person or entity is required to grant the security interest in the Collateral to the Company evidenced by this Loan Agreement.

               (c) The Collateral is free of all encumbrances, defenses and liens (except for this Agreement and a Security Agreement between Company and Employee dated January 12, 2000, including amendments thereto), and Borrowers will not further encumber the Collateral without the prior written consent of the Company.

               (d) Borrowers understand and acknowledge that this Agreement does not modify Employee's at-will status at the Company and does not constitute an employment agreement or a promise by the Company to continue Employee's employment. Either the Company or Employee may terminate such employment relationship at any time, with or without cause.

               (e) Borrowers hereby acknowledge that the Company has made no representation or warranty to Borrowers concerning the income tax consequences of the loan to Borrowers and Borrowers shall be solely responsible for ascertaining and bearing such tax consequences.

        6. Repayment of Loan and Maturity Event. Borrowers shall repay all amounts due under the Note at the times and in accordance with the terms specified in the Note. The Note shall immediately become due and payable, without notice or demand, upon the occurrence of any "Maturity Event" as defined in the Note.

        7. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Employee shall have the right to vote all of the shares of Company capital stock comprising the Collateral.

        8. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Company, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Company under the terms of this Loan Agreement or placed in a securities account with respect to which an Account Control Agreement has been executed. In the event of substitution of such securities, the Borrowers and the Company shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Collateral" in this Loan Agreement shall include the substituted shares of capital stock of the Borrowers as a result thereof.

        9. Options and Rights. In the event that, during the term of this pledge, subscription options or other rights or options shall be issued in connection with the Collateral, such rights and options shall be the property of the Borrowers and, if exercised by the Borrowers, all new stock or other securities so acquired by the Borrowers as it relates to the Collateral shall be immediately delivered to the Company, to be held under the terms of this Loan Agreement in the same manner as the Collateral.

        10. Default. Borrowers shall be deemed to be in default of the Note and of this Agreement in the event Borrowers or Employee fails to perform any of the covenants or obligations contained in this Agreement (a "Default") for a period of thirty (30) days after written notice thereof from Company. Notwithstanding the foregoing, no notice is required to be given by Company in the event of a Default pursuant to Section 6 or Section 12 hereof, and a Default shall be deemed to have occurred upon Borrowers' or Employee's failure to perform any of the covenants or obligations contained in Section 6 or Section 12 of this Agreement; provided that for purposes of Section 6, Borrowers shall have ten
(10) days from the applicable due date of the Note to cure (to the extent curable) any failure to pay any amount of the principal or interest on the Note when due. In the case of a Default, Company shall have the right to accelerate payment of the Note upon notice to Borrowers, and Company shall thereafter be entitled to pursue its remedies under the California Commercial Code.

        11. Term and Release of Collateral. No Collateral shall be released except as set forth in this Section 11, until Borrowers have repaid all principal and accrued interest on the Note. Prior to Borrowers repayment of all principal and accrued interest on the Note, Borrowers may sell Collateral in accordance with Employee's trading plan, provided, however, that the proceeds of any such sale shall be applied to the unpaid principal, interest and any other amounts payable under the Note as follows: (a) twenty-five percent (25%) of the gross proceeds at a price per share of $25 or less; (b) forty percent (40%) of the gross proceeds at a price per share of more than $25 but less than or equal to $50 per share; and (c) sixty percent (60%) of the gross proceeds at a price per share of more than $50 . Borrowers shall issue to Borrowers' securities broker a payment authorization letter

(the "Payment Authorization Letter"), in form and substance approved by the Company, which instructs such broker to pay to the Company, upon the sale of any Collateral, the applicable percentage of the gross proceeds. The Payment Authorization Letter shall also provide that the instructions in such letter may be rescinded only in a writing executed by both Borrowers and the Company. Amounts shall be applied first to accrued interest and then to principal. The within pledge of Collateral shall continue until the payment and/or forgiveness of all indebtedness secured hereby, at which time the Collateral shall be promptly delivered to Employee.

        12. Transfer of Collateral by Borrowers. Except as set forth in Section 11 above, without the prior written consent of the Company, Borrowers shall not sell, transfer, withdraw, pledge, substitute or otherwise dispose of or encumber all or any part of the Collateral.

        13. Term. The pledge of Collateral set forth herein shall continue until the payment of all indebtedness secured hereby.

        14. Insolvency. The Borrowers agree that if a bankruptcy or insolvency proceeding is instituted by or against either one of them, or if a receiver is appointed for the property of the Borrowers, or if the Borrowers make an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Company may proceed as provided in the case of default.

        15. Invalidity of Particular Provisions. The Borrowers and Company agree that the enforceability or invalidity of any provision or provisions of this Loan Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

        16. Successors or Assigns. The Borrowers and Company agree that all of the terms of this Loan Agreement shall be binding on their respective successors and assigns, and that the term "Borrowers" and the term "Company" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

        17. Governing Law. This Loan Agreement shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of California.

        18. Counterparts. This Loan Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

        19. Attorney's Fees. If any action or proceeding is brought to construe or enforce this Loan Agreement, the prevailing party shall be entitled to collect from the losing party all costs and expenses incurred, including reasonable attorney's fees.

        20. Notices. Any requests, demand, or notices required or permitted under this Loan Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or by facsimile or forty-eight (48) hours after deposit in the United States mail (postage prepaid), by certified mail, return receipt requested, addressed to the receiving party at the address set forth on the last page hereof or at such other address as such party may specify by written notice to the other party hereto.



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
        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"BORROWERS"


                                            /s/ KENNETH E. WESTRICK
                                            ------------------------------------
                                            Kenneth E. Westrick

                                            /s/ KIRSTEN V. WESTRICK
                                            ------------------------------------
                                            Kirsten V. Westrick


"COMPANY"                                   NEW FOCUS, INC.
                                            a Delaware corporation


                                            /s/ WILLIAM L. POTTS, JR.
                                            ------------------------------------
                                            Signature


                                            /s/ WILLIAM L. POTTS, JR.
                                            ------------------------------------
                                            Print Name


                                            CFO
                                            ------------------------------------
                                            Title



                        SIGNATURE PAGE OF LOAN AGREEMENT



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
                                    EXHIBIT A

                                 PROMISSORY NOTE

$2,125,000

                                                                 July 12, 2001


        FOR VALUE RECEIVED, Kenneth E. Westrick and Kirsten V. Westrick ("Borrowers") jointly and severally promise to pay to New Focus, Inc., a Delaware corporation (the "Company"), the principal sum of Two Million One Hundred Twenty-Five Thousand Dollars ($2,125,000), together with interest on the unpaid principal hereof from the date hereof at the per annum rate of interest (based on a year of 360 days) during each calendar quarter equal to (a) the three-month LIBOR rate as quoted in The Wall Street Journal on the first business day of such calendar quarter, plus (b) 100 basis points, compounded annually.

        This Note is entered into in connection with a Loan and Security Agreement between the Borrowers and the Company of even date hereof ("Loan Agreement"). This Note is subject to all of the terms of the Loan Agreement. Any defined terms not defined in this Note shall have the meaning set forth in the Loan Agreement.

        1. Maturity Event: Upon the occurrence of a Maturity Event (as hereinafter defined), the entire principal amount of the Note, all accrued but unpaid interest and any other sums due hereunder, shall become immediately due and payable without further demand or notice to Borrowers. To the extent permitted by law, any of the following events shall be a "Maturity Event" under this Note and the Loan and Security Agreement:

        (a) 180 days after the date of termination or cessation of Employee's employment with the Company for any reason, whether voluntary or involuntary, and whether with cause or without cause; provided, however, that if Employee's employment is terminated prior to December 31, 2001, the unpaid principal and accrued interest thereon shall be due and payable on June 30, 2002.

        (b) There shall occur any default in the performance of any obligation of Borrowers contained in the Loan Agreement, or any other deed of trust, security agreement or other agreement (including any amendment, modification or extension thereof) which may hereafter be executed by Borrowers for the purpose of securing this Note.

        (c) Borrowers, without the prior written consent of the Company, voluntarily or by operation of law, sell, convey, assign or otherwise transfer or agree to sell, convey or otherwise transfer, all or any portion of, or any interest in the Collateral, except as expressly provided for herein or in the Loan Agreement.

        (d) Borrowers (i) admit in writing their inability to pay debts, (ii) make an assignment for the benefit of creditors, (iii) file a voluntary petition in bankruptcy, effect a plan or other arrangement with creditors, liquidate their assets under arrangement with creditors, or liquidate their assets under court supervision, (iv) have an involuntary petition in bankruptcy filed against them that is not discharged within sixty (60) days after such petition is filed, or (v) apply for or permit the appointment of a receiver or trustee or custodian for any of their property or assets which shall not have been discharged within sixty (60) days after the date of appointment.

        (e) Borrowers breach any representation or warranty contained herein or in the Loan Agreement, or any agreement or instrument executed in connection with this loan proves to have been false or misleading.

        (f) One hundred eighty (180) days after Employee's death.

        (g) July 11, 2004.

        (h) Borrowers fail to execute, acknowledge and deliver the Loan and Security Agreement concurrently with this Note.

        2. Interest: Upon the failure of Borrowers to pay the outstanding principal balance within thirty (30) days after a Maturity Event, interest on the outstanding principal balance shall thereafter accrue at the rate of six percent (6%) per annum, or if lower, the highest rate permitted by applicable law.

        3. Borrowers' Representations: Borrowers hereby make the following representations and warranties to the Company and acknowledge that the Company is relying on such representations in making the loan:

               (a) To Borrowers' knowledge there are no material actions, proceedings, claims or disputes pending or, to Borrowers' knowledge, threatened against or affecting Borrowers other than putative securities class actions filed against the Company and several of its officers and directors, including Employee, and a shareholder derivative action filed purportedly on behalf of the Company against several of its officers and directors, including Employee.

               (b) As of the date hereof, the consent of no other person or entity is required to grant the security interest in the Collateral to the Company evidenced by this Loan Agreement.

               (c) The Collateral is free of all encumbrances, defenses and liens (except for this Agreement and a Security Agreement between Company and Employee dated January 2000), and Borrowers will not further encumber the Collateral without the prior written consent of the Company.

               (d) Borrowers understand and acknowledge that this Agreement does not modify Employee's at-will status at the Company and does not constitute an employment agreement or a promise by the Company to continue Employee's employment. Either the Company or Employee may terminate such employment relationship at any time, with or without cause.

               (e) Borrowers hereby acknowledge that the Company has made no representation or warranty to Borrowers concerning the income tax consequences of the loan to Borrowers and Borrowers shall be solely responsible for ascertaining and bearing such tax consequences.

        4. Borrowers' Additional Obligations: Borrowers shall take any and all further actions that may from time to time be required to ensure that the Loan Agreement creates a valid lien on the Collateral in favor of the Borrower, which shall secure the Note. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Collateral, or that the consent of another person or entity is required to grant to and perfect in the Company a valid lien on the Collateral, Borrowers shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property. Failure of Borrowers to comply with this provision shall be deemed a default under the Note and the Loan Agreement.

        5. Payments: Payments due under this Note shall be made in lawful money of the United States of America. The undersigned may at any time prepay all or any portion of the amounts due under this Note by giving five (5) days prior written notice of his intent to make payment to the Company.

        6. Security: This Note is secured by the Loan Agreement pursuant to which Borrowers pledge all securities, whether certificated or uncertificated, of the Company now owned or hereafter acquired and held in any securities account or otherwise, wherever located.

        7. Full Recourse: The undersigned shall be liable for all obligations arising under this Note. The holder of this Note shall have full recourse against the undersigned.

        8. Attorneys Fees: Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.



                                                   BORROWERS:


                                                   -----------------------------
                                                   Kenneth E. Westrick


                                                   -----------------------------
                                                   Kirsten V. Westrick

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED We, Kenneth E. Westrick and Kirsten V. Westrick hereby sell, assign and transfer unto ______________________________________ (__________) our interest in the capital of New Focus, Inc. and any economic or beneficial interest therein (collectively, "Interest") standing in our name or in the name of either one of us on the books of said corporation or otherwise registered with _____________ and do hereby irrevocably constitute and appoint (transfer agent), attorney, to transfer the said any Interest on the books of the within named corporation with full power of substitution in the premises.

        This Assignment may be used only in accordance with the Loan and Security Agreement between New Focus, Inc. and the undersigned dated as of ___________, 2001.



                                                   -----------------------------
                                                   Kenneth E. Westrick


                                                   -----------------------------
                                                   Kirsten V. Westrick





INSTRUCTION: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. The purpose of this assignment is to enable New Focus, Inc. to exercise its rights with respect to the Loan and Security Agreement without requiring additional signatures on the part of Kenneth Westrick or Kirsten Westrick.



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